EXHIBIT 21.1

SUBSIDIARIES

United States of America

•                  Trans World Gaming International U.S. Corp.

•                  Trans World Gaming of Louisiana, Inc. (inactive)

Czech Republic

•                  21st Century Resorts a.s.

•                  American Chance Casinos a.s. (formerly LMJ Casino Rozvadov a.s.)

•                  Atlantic Properities, s.r.o.

•                  Hollywood Spin s.r.o.

•                  LMJ Slots s.r.o.

•                  SC98A, s.r.o.

•                  Trans World Hotels, s.r.o.

Germany

•                  Sibylle Hotel GmbH